Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-105598 on Form S-8 of the AJS Bancorp, Inc. 2003 Stock Option Plan and the AJS Bancorp, Inc. 2003 Recognition and Retention Plan, of our report, dated February 13, 2004 appearing in this Annual Report on Form 10-KSB of AJS Bancorp, Inc.

                                  /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
March 22, 2004